Exhibit 99.1

AWH Reports Second Quarter 2026 Financial Results
Generated Q2 2026 net revenue of $126.1 million and Adjusted EBITDA1 of $29.1 million
Scaled retail footprint to 55 locations, up from 48 at the end of Q1 20262
Grew market share by ~5% across our seven markets, retail transactions up ~7% sequentially3
Filed definitive proxy statement for reverse stock split to enable uplisting to a major U.S. exchange; shareholder vote set for August 28, 2026
NEW YORK, August 12, 2026 – Ascend Wellness Holdings, Inc. (“AWH,” “Ascend,” or the “Company”) (CSE: AAWH-U.CN) (OTCQX:AAWH), a multi-state, vertically integrated cannabis operator and consumer packaged goods company, today reported its financial results for the quarter ended June 30, 2026 (“Q2 2026”). Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”), and all currency is in U.S. dollars.
Q2 2026 Financial Highlights
•Net revenue was $126.1 million compared to $116.9 million in the first quarter of 2026 (“Q1 2026”), an increase of 7.9% sequentially.
◦Retail revenue was $92.7 million compared to $83.1 million in Q1 2026, an increase of 11.5% sequentially.
◦Wholesale revenue was $33.4 million compared to $33.8 million in Q1 2026.
•Adjusted Gross Profit Margin1 of 46.2% of revenue compared to 46.1% in Q1 2026.
•Adjusted EBITDA1 was $29.1 million compared to $26.3 million in Q1 2026, representing an Adjusted EBITDA Margin1 of 23.1%.
•Cash and cash equivalents of $67.0 million as of June 30, 2026, up $6.1 million sequentially.
Q2 2026 Business and Operational Highlights
•Expanded retail footprint to 55 locations as of the end of Q2 2026, including partners, up from 48 at the end of Q1 2026. Since August 2024, the Company has grown its retail footprint from 39 stores, an increase of approximately 45% in under two years.2
◦Opened East Coasting in Eatontown, New Jersey on April 20, 2026. An additional four partner store opportunities remain in the Company’s New Jersey pipeline, and Ascend’s partner store in Marlton was approved by the New Jersey Cannabis Regulatory Commission subsequent to quarter-end.
◦Following an April 2026 change in Massachusetts law raising the retail license cap per operator from three to six, the Company intends to pursue additional opportunities in furtherance of its densification strategy in the state.

◦The Company has developed an approved strategic relationship with an Ohio operator that is in the process of acquiring several dispensary licenses, pending regulatory approval. Following the close of that transaction, Ascend’s Ohio retail presence will consist of both Ascend owned and operated dispensaries and locations that the Company supports under this strategic relationship.
◦AWH expects to meet or exceed its year-end target of 60 stores and is identifying additional opportunities to further complement its currently planned footprint.
•Grew combined market share by ~5% sequentially across the Company’s seven state footprint in an overall contracting environment. According to BDSA3, Ascend maintained its position as the number two brand house by both sales and units across the Company’s core markets of Illinois, New Jersey, and Massachusetts, on a combined basis.
•Total retail transactions increased ~7% sequentially, with growth across most markets.
•Accelerated new product development, with 199 new SKUs in Q2 2026, up ~50% sequentially, representing the Company’s fastest innovation cadence to date.
•Increased customer engagement sequentially:
◦New customer traffic up nearly 20%;
◦31% of new customers enrolled in Ascend’s loyalty program;
◦Active monthly loyalty shoppers up 4%;
◦Net sales to loyalty members up over 3%; and
◦Pay by Bank adoption (Ascend Pay) increased by ~15%, to 11% of transactions.
•Filed a definitive proxy statement in connection with a special meeting of stockholders, scheduled for August 28, 2026, to approve a reverse stock split of the Company’s Class A common stock in support of a planned uplisting to a major U.S. exchange.
•Submitted applications with the U.S. Drug Enforcement Administration (“DEA”) to register certain state-licensed medical cannabis operations under the expedited registration pathway established in connection with the rescheduling of medical cannabis to Schedule III.
•Subsequent to quarter-end, resolved a work stoppage at the Company’s Barry, Illinois facility that began June 25, 2026; all employees returned to work by August 3, 2026, under a new contract ratified on July 30, 2026. While the financial impact in Q2 2026 was limited to a few lost days of wholesale deliveries, the Company is evaluating the potential impact on its anticipated financial results for the third quarter of 2026.

Management Commentary
“Last quarter, we said we believed we’d reached an important inflection point. This quarter’s performance confirms it,” said Sam Brill, CEO & Director of AWH. “Our growth strategy continues to demonstrate broad, system-wide results. We're consistently adding retail doors, selling more of our own brands through them, and seeing strong financial performance as a result. This model provides a compounding benefit to our core business and a very attractive return on invested capital, and we have ample runway to continue executing this playbook. Beyond the numbers, we made real progress on two fronts that matter for the long term: continued movement toward broader federal rescheduling, and a concrete step toward listing on a major U.S. exchange.”
Frank Perullo, Founder, President & Director of AWH, added, “Every retail door we’ve added has widened our consumer reach, reinforced our brand and market share positioning, and provided additional operating leverage through increased vertical sales. Sustained investment in our operations and processes has meaningfully improved product quality across our portfolio, and that is driving the premiumization of our branded portfolio and improving our revenue per gram. Key pieces of this business are pulling in the same direction — retail densification, disciplined CPG execution, and increasing operating leverage — and we see more than enough room to keep running this growth strategy through the back half of the year.”
“We’re seeing the benefits of our strategy come through in the financials this quarter, and we expect this trend to continue in the quarters ahead,” said Roman Nemchenko, Chief Financial Officer. “Sequential growth in revenue and Adjusted EBITDA1 converted into $22.5 million of cash flow from operations and $19.5 million of Free Cash Flow5, bringing our cash balance to $67.0 million, up $6.1 million from Q1 2026. Our continued focus on maximizing sales of Ascend-branded products through the retail channel remains the structural driver behind margin and cash flow performance.”
Q2 2026 Financial Overview
Net revenue totaled $126.1 million for Q2 2026, an increase of 7.9% sequentially from $116.9 million in Q1 2026.
Retail revenue, including new store and partner contributions, was $92.7 million, an 11.5% sequential increase primarily led by expansion in Ohio and incremental revenue associated with retail partner locations and new store openings, partially offset by continued pricing and competitive pressure in a few markets, including Pennsylvania.
Third-party wholesale revenue was $33.4 million, a decrease of approximately 1% sequentially, driven primarily by declines of both pricing and volume primarily in New Jersey despite a strong close to the quarter in June.
Q2 2026 gross profit was $45.5 million, or 36.1% of revenue, as compared to $44.9 million, or 38.4% of revenue, in Q1 2026. Adjusted Gross Profit1 was $58.3 million, or 46.2% of revenue, for Q2 2026, up 10-basis points sequentially, driven by a 240-basis point increase in retail revenue share of total revenue offsetting continued pricing pressure in wholesale.

Net loss for Q2 2026 was $9.8 million, compared to $29.5 million in Q1 2026.
Adjusted EBITDA1 was $29.1 million in Q2 2026, compared to $26.3 million in Q1 2026, with an Adjusted EBITDA Margin1 of 23.1%, an increase of 60-basis points sequentially. The increase was primarily attributable to improved product mix, with a continued focus on verticality.
Balance Sheet and Cash Flow
As of June 30, 2026, cash and cash equivalents were $67.0 million and Net Debt4 was $251.8 million. Net cash provided by operating activities was $22.5 million in Q2 2026 and Free Cash Flow5 was $19.5 million. The Company remains focused on working capital management, including discipline in third-party inventory purchases.
Outlook
For the third quarter of 2026, the Company anticipates a 2–4% increase in revenue and Adjusted EBITDA Margin1 is expected to be consistent with Q2 2026.

(1)    Measure is a non-GAAP financial measure. Please see “Non-GAAP Financial Information and Definitions” below and “Reconciliations of Non-GAAP Financial Measures (Unaudited)” at the end of this press release.
(2)    Includes both Company owned and partner owned and operated locations.
(3)    Source: BDSA, reflecting AWH’s share across its seven markets combined in Q2 2026.
(4)    Net Debt is a non-GAAP financial measure defined as total debt, net of unamortized deferred financing costs of ~$318.8 million, less cash and cash equivalents of $67.0 million as of June 30, 2026. Please see “Non-GAAP Financial Information and Definitions” below.
(5)    Free Cash Flow is a non-GAAP financial measure defined as cash flows from operating activities of $22.5 million less capital expenditures of $3.0 million, which represents total additions to capital assets excluding $2.8 million related to new store builds. Please see “Non-GAAP Financial Information and Definitions” below.

Earnings Conference Call
The Company will hold a conference call today, Wednesday, August 12, 2026, at 5:00 p.m. ET, to discuss its Q2 2026 results.
The call can be accessed by dialing 1-888-699-1199, and a live audio webcast will be available at this link. The webcast will also be archived for replay via the Investor Relations section of the AWH website at https://investors.awholdings.com. A telephone replay will be available by calling 1-888-660-6345 with replay code 19509 until midnight ET on Wednesday, August 19, 2026.
About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated cannabis operator with assets in Illinois, Maryland, Massachusetts, Michigan, New Jersey, Ohio, and Pennsylvania. AWH owns and operates state-of-the-art cultivation facilities, growing award-winning strains and producing a curated selection of products for retail and wholesale customers. AWH produces and distributes its in-house Ozone, Simply Herb, High Wired, Honor Roll, Royale, and Effin’ branded products. For more information about AWH, visit www.awholdings.com.
Additional information relating to the Company’s Q2 2026 results can be found on the Investor Relations section of AWH’s website at https://investors.awholdings.com, the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval Plus (“SEDAR+”) at www.sedarplus.ca.
Non-GAAP Financial Information and Definitions
This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission (“SEC”). Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release or in other information contained herein. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.
Adjusted EBITDA/Margin and Adjusted Gross Profit/Margin are non-GAAP financial measures. Please see “Reconciliations of Non-GAAP Financial Measures (Unaudited)” at the end of this release.
We define Net Debt as total debt, net of unamortized deferred financing costs, less cash and cash equivalents, which components are disclosed in the Company’s Selected Condensed Consolidated Balance Sheet Information (Unaudited) included in the financial schedules attached to this press release under the captions “Current portion of debt, net,” “Long-term debt, net,” and “Cash and cash equivalents.” We believe this measure is an important indicator of the Company’s ability to service its long-term debt obligations. This non-GAAP financial measure should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity and may not be comparable to similarly titled measures provided by other companies.

We define Free Cash Flow as “Net cash provided by operating activities” net of “Additions to capital assets” which are disclosed in the Company’s Selected Condensed Consolidated Cash Flow Information (unaudited) included in the financial schedules attached to this press release, adjusted for spending related to new store builds. We use Free Cash Flow measures, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that this is a meaningful financial measure to investors because it provides a view of the Company’s liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations. This non-GAAP financial measure should not be considered in isolation of, or as a substitute for, net cash provided by operating activities and may not be comparable to similarly titled measures provided by other companies.

Cautionary Note Regarding Forward-Looking Information
This news release contains forward-looking information and forward-looking statements (collectively, “forward-looking statements”) within the meaning of applicable U.S. and Canadian securities laws, which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue(s)”, “may”, “will”, “anticipates”, “believes”, “estimates”, “plans”, “projects”, “outlook”, “guidance”, and “intends” or similar expressions are intended to identify forward-looking statements. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected revenue, expectations regarding production capacity, anticipated capital expenditures, expansion, profit, product demand, margins, costs, cash flows, sources of capital, growth rates, potential acquisitions, closing dates for transactions, regulatory approvals, future facility openings, and future financial and operating results are forward-looking statements.
Forward-looking statements in this press release also include, without limitation, statements regarding the Company’s outlook for the third quarter of 2026, the anticipated timing and outcome of the DEA’s adult-use cannabis rescheduling proceeding and related federal hemp redefinition, the Company’s expedited DEA registration applications, the proposed reverse stock split and planned uplisting to a major U.S. exchange (including the timing and outcome of the related special meeting of stockholders), the potential impact of the foregoing on the Company’s operations and tax positions (including under Section 280E of the Internal Revenue Code), and the potential impact of the Barry facility work stoppage, which ended August 3, 2026.
We caution investors that any such forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends, the receipt of all required regulatory and stockholder approvals, and on certain assumptions, estimates, and analysis made by the Company in light of the experience of the Company and its perception of historical trends, current conditions, and expected future developments and other factors that management believes are appropriate, including, with respect to statements regarding rescheduling and uplisting, assumptions about the timing and final form of any such developments.

Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein. Such factors include, without limitation, the risks and uncertainties identified in the Company’s most recently filed Annual Report on Form 10-K, as updated in subsequently filed Quarterly Reports on Form 10-Q, as applicable, and in the Company’s other reports and filings with the applicable Canadian securities administrators on its profile on SEDAR+ at www.sedarplus.ca and the SEC on its profile on EDGAR at www.sec.gov. Readers are cautioned that the foregoing list of factors is not exhaustive. Although the Company believes that any forward-looking statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such statements, there can be no assurance that any such forward-looking statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking statements. Any forward-looking statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws. No securities regulator nor the Canadian Securities Exchange has reviewed, approved, or disapproved the content of this press release.
Company Contact:
Frank Perullo
Founder, President & Director
IR@awholdings.com
(646) 661-7600

Investor Relations & Media Inquiries:
MATTIO Communications
AWH@mattio.com
IR@awholdings.com

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2026	2025	2026	2025
Revenue, net	$126,118	$127,304	$243,051	$255,301
Cost of goods sold	(80,627)	(85,912)	(152,678)	(174,348)
Gross profit	45,491	41,392	90,373	80,953
Operating expenses
General and administrative expenses	40,211	42,394	82,547	79,469
Operating profit (loss)	5,280	(1,002)	7,826	1,484

Other (expense) income
Interest expense	(20,801)	(12,058)	(41,054)	(23,248)
Other (expense) income, net	(6)	484	115	961
Total other expense, net	(20,807)	(11,574)	(40,939)	(22,287)
Loss before income taxes	(15,527)	(12,576)	(33,113)	(20,803)
Income tax benefit (expense)	5,721	(11,831)	(6,186)	(22,862)
Net loss	$(9,806)	$(24,407)	$(39,299)	$(43,665)

Net loss per share attributable to Class A and Class B common stockholders — basic and diluted	$(0.05)	$(0.12)	$(0.19)	$(0.21)
Weighted-average common shares outstanding — basic and diluted	203,009	203,866	202,728	204,430

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED CASH FLOWS INFORMATION (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$22,451	$17,801	$3,040	$23,740
Cash flows from investing activities
Additions to capital assets	(5,778)	(6,243)	(10,958)	(12,666)
Proceeds from collection of notes receivable	—	82	3,027	164
Proceeds from sale of assets	—	15	1,000	27
Payments for acquisition of businesses and related deposits, net of cash acquired	(5,560)	(2,443)	(8,760)	(3,461)
Purchase of intangible assets	(1,750)	—	(2,150)	(500)
Net cash used in investing activities	(13,088)	(8,589)	(17,841)	(16,436)
Cash flows from financing activities
Proceeds from issuance of debt	—	48,517	—	63,067
Repayments of debt	(45)	(60,335)	(92)	(60,335)
Debt issuance costs	—	(184)	—	(360)
Repayments under finance leases	(293)	(506)	(519)	(847)
Taxes withheld under equity-based compensation plans, net	—	—	(346)	—
Repurchase of common stock	—	(649)	—	(994)
Proceeds from the exercise of stock options	—	—	27	—
Payment of contingent consideration	(2,945)	(819)	(2,945)	(819)
Net cash used in financing activities	(3,283)	(13,976)	(3,875)	(288)
Net increase (decrease) in cash, cash equivalents, and restricted cash	6,080	(4,764)	(18,676)	7,016
Cash, cash equivalents, and restricted cash at beginning of period	60,920	100,034	85,676	88,254
Cash, cash equivalents, and restricted cash at end of period	$67,000	$95,270	$67,000	$95,270

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in thousands)	June 30, 2026	December 31, 2025
Cash and cash equivalents	$67,000	$85,676
Inventory	82,265	84,707
Other current assets	37,602	38,566
Property and equipment, net	381,560	382,402
Operating lease right-of-use assets	46,568	47,063
Intangible assets, net	195,956	196,072
Goodwill	65,368	58,453
Other non-current assets	12,003	14,990
Total Assets	$888,322	$907,929

Current portion of debt, net	$25,309	$10,368
Other current liabilities	87,334	98,641
Long-term debt, net	293,516	291,104
Operating lease liabilities, non-current	59,942	60,546
Finance lease liabilities and other lease financing liabilities, non-current	269,944	261,913
Other non-current liabilities	237,365	231,974
Total stockholders’ deficit	(85,088)	(46,617)
Total Liabilities and Stockholders’ Deficit	$888,322	$907,929

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
We define “Adjusted Gross Profit” as gross profit excluding non-cash inventory costs, which include depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, and other non-cash inventory adjustments. We define “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of net revenue. Our “Adjusted EBITDA” is a non-GAAP measure used by management that is not defined by GAAP and may not be comparable to similar measures presented by other companies. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of net revenue. Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense, other (income) expense, interest expense, depreciation and amortization, depreciation and amortization included in cost of goods sold, non-cash inventory adjustments, equity-based compensation, equity-based compensation included in cost of goods sold, start-up costs, start-up costs included in cost of goods sold, transaction-related and other non-recurring expenses, gain or loss on sale of assets, and litigation settlement, as applicable. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. The tables below provide reconciliations of these non-GAAP measures to the most comparable U.S. GAAP financial measure. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with U.S. GAAP, but they should not be considered a substitute for, or superior to, U.S. GAAP results. The Company’s presentation of these financial measures may not be comparable to similar non-GAAP measures used by other companies. These financial measures are intended to provide additional information to investors regarding the Company’s performance.
The following table presents Adjusted Gross Profit for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Gross Profit	$45,491	$41,392	$90,373	$80,953
Depreciation and amortization included in cost of goods sold	10,520	8,581	18,600	18,281
Equity-based compensation included in cost of goods sold	709	164	1,035	1,302
Non-cash inventory adjustments(1)	1,566	5,142	2,210	6,916
Adjusted Gross Profit	$58,286	$55,279	$112,218	$107,452
Adjusted Gross Margin	46.2%	43.4%	46.2%	42.1%
(1)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
The following table presents Adjusted EBITDA for the three and six months ended June 30, 2026 and 2025:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Net loss	$(9,806)	$(24,407)	$(39,299)	$(43,665)
Income tax (benefit) expense	(5,721)	11,831	6,186	22,862
Other expense (income), net	6	(484)	(115)	(961)
Interest expense	20,801	12,058	41,054	23,248
Depreciation and amortization	21,054	17,830	39,334	36,230
Non-cash inventory adjustments(1)	1,566	5,142	2,210	6,916
Equity-based compensation	879	288	1,326	1,804
Start-up costs(2)	3,110	3,880	6,444	4,616
Transaction-related and other non-recurring expenses(3)	(2,788)	2,405	(1,574)	4,468
Loss (gain) on sale of assets	—	17	(137)	55
Adjusted EBITDA	$29,101	$28,560	$55,429	$55,573
Adjusted EBITDA Margin	23.1%	22.4%	22.8%	21.8%
(1)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.
(2)One-time costs associated with acquiring real estate, obtaining licenses and permits, and other costs incurred before commencement of operations at certain locations, as well as incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, other expenses resulting from delays in regulatory approvals, and other related one-time or non-recurring expenses, as applicable. The three and six months ended June 30, 2026 includes $2,526 and $4,840, respectively, of unallocated overhead expenses at certain cultivation facilities resulting from a rebalancing of overhead expenses from cost of goods sold to general and administrative expenses based on overhead allocations relative to production output at those locations, compared with $3,113 during each of the three and six months ended June 30, 2025.
(3)Other non-recurring expenses including legal and professional fees associated with litigation matters, potential acquisitions, other regulatory matters, and other reserves or one-time expenses, including certain non-recurring professional fees and severance expenses associated with certain strategic initiatives. The three and six months ended June 30, 2026 includes a net reduction related to acquisition-related earn-out fair value adjustments of approximately $4,181 and $4,953, respectively, and $33 and $277, respectively, related to property development expense write-offs. The three and six months ended June 30, 2025 include approximately $700 of expenses associated with our May 2025 term loans and the six months ended June 30, 2025 includes approximately $400 of expenses associated with our January 2025 term loans. The three and six months ended June 30, 2025 also each include approximately $100 of fair value adjustments associated with acquisition earn-outs.